CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT is being entered into as of June 18, 1997, by and between DELSOFT CONSULTING, INC., a Georgia corporation with principal offices at 106 Bombay Lane, Roswell, Georgia 30076 (hereinafter called the "Company"), and BENJAMIN
J. GIACCHINO, residing at 404 Crabapple Springs Court, County of Cherokee, City of Woodstock 30188, (hereinafter called the "Giacchino").

                           WITNESSETH:


     WHEREAS, Company and Giacchino have mutually agreed to terminate the Employment Agreement between Company and Giacchino dated July 1, 1996; and

     WHEREAS, the parties deem it to be in their best interests to set forth in writing the terms and conditions under which this Consulting Agreement is to be made.

     NOW, THEREFORE, in consideration of the mutual promises and covenants of the parties hereto as hereinafter set forth, the parties hereto hereby agree as follows:

1.   TERMS OF CONSULTING AGREEMENT.

     The term of this Consulting Agreement shall begin as of the 1st day of July 1997, and terminate upon Company's satisfaction of all terms and conditions stated herein.

2.   COMPENSATION AND BENEFITS.

          a. COMPENSATION. Giacchino shall receive total compensation of $80,000, payable in sixteen (16) equal installments in accordance with the Company's normal pay practices. The first installment shall be payable on August 1, 1997.

          b. OPTIONS. Giacchino shall receive on July 1, 1997, and on an annual basis thereafter, for a period of four (4) years, an option to purchase twenty five thousand (25,000) shares of Company stock in accordance with the terms and conditions of the Company Stock Option Plan.

          c. FRINGE BENEFITS. Giacchino shall be entitled to participate and receive benefits under the Company health and 401(k) plans and arrangements for a period of twelve
     (12) months from the date of this Agreement.

          d. VACATION. Giacchino shall receive payment, on or before August 1, 1997, for four (4) weeks of accrued vacation.

          e. DEFERRED COMMISSIONS. Giacchino shall receive payment of six thousand six hundred ($6,600.00) dollars, on or before August 1, 1997, for all deferred commissions due and owing as of the date of this Agreement.

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          f.   BONUS.  Giacchino shall receive payment for any
     amount due and owing as of June 30, 1997, pursuant to the Company Executive Compensation Program. Payment will be made in the same manner and in the same amounts as the Company makes to all other participants.

3.   CONDITIONS TO COMPENSATION AND BENEFITS.

     In consideration of the compensation and benefits stated herein, upon the written request of Company Giacchino agrees to provide up to ten (10) hours of services per week during the term of this Agreement.

4.   ENTIRE AGREEMENT.

     This Agreement embodies the entire agreement and understanding between Giacchino and the Company with respect to the subject matter hereof. This Agreement supersedes any and all other agreements between the parties with respect to its subject matter, including, but not limited to, the Employment Agreement between the parties dated July 1, 1996. No other agreement, statement, or promise relating to the subject matter of this Agreement that is not contained herein shall be valid or binding.

5.   SEVERABILITY.

     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

6.   GOVERNING LAW.

     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name and behalf by its duly authorized officer and Giacchino has hereunto set his hand, all on the day and year first above written.

WITNESS:                                DELSOFT CONSULTING, INC.


/s/ Jeffrey A.Rinde                     /s/ Jerry Rosemeyer
                                        Jerry Rosemeyer, President



WITNESS:.


/s/ Jeffrey A. Rinde                    /s/ Benjamin J. Giacchino
                                        Benjamin J. Giacchino